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                                                                   EXHIBIT 10.26


                                 [XIONICS LOGO]



June 15, 1999

William E. Meyer
Chief Financial Officer
Phoenix Technologies Ltd.
411 East Plumeria Drive
San Jose, CA 95134


Re:   STOCK REPURCHASE


Dear Mr. Meyer:

         This letter agreement (the "Agreement") sets forth the agreement of Xionics Document Technologies, Inc. ("Xionics") and Phoenix Technologies Ltd. ("Phoenix") regarding the repurchase of 1,020,881 shares of Xionics' Common Stock, par value $.01, currently held by Phoenix (the "Shares"), as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereinafter set forth and in reliance on the representations and warranties contained herein, Xionics hereby agrees to repurchase from Phoenix, and Phoenix hereby agrees to sell to Xionics, on the Closing Date (as defined below), all of the Shares at the closing price of the Shares on the NASDAQ National Stock Market on Friday, June 11, 1999, of $3.875 per Share.

2. CLOSING. On the Closing Date Xionics will pay to Phoenix, by wire transfer of immediately available funds to an account specified by Phoenix, the total purchase price of $3,955,913.80; and Phoenix will deliver to Xionics the stock certificate evidencing the Shares, together with a duly executed stock transfer power transferring the Shares to Xionics. The Closing Date shall be the earliest practicable date on which Phoenix can deliver such stock certificates, but in no event later than June 18, 1999.

3.       REPRESENTATIONS AND WARRANTIES.

         3.1. OF XIONICS. As of the date hereof and as of the Closing Date, Xionics represents and warrants to Phoenix that:

                  (a) The execution, delivery and performance by Xionics of this Agreement and the repurchase by Xionics of the Shares hereunder (i) are within Xionics' corporate power and authority, (ii) have been duly authorized by all necessary corporate proceedings, and (iii) do not conflict with or result in any breach of any provision of, or require any consent or approval pursuant to, the Certificate of Incorporation or By-Laws of Xionics or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

                  (b) This Agreement constitutes the legally binding obligation of Xionics, enforceable against Xionics in accordance with the terms and provisions hereof.

                  (c) The redemption of the Shares by Xionics hereunder will comply with all applicable requirements of the Delaware General Corporation Law.

         3.2. OF PHOENIX. As of the date hereof and as of the Closing Date, Phoenix represents and warrants to Xionics that:


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                                      -2-


                  (a) The execution, delivery and performance by Phoenix of this Agreement and the sale by Phoenix of the Shares hereunder (i) are within Phoenix's corporate power and authority, (ii) have been duly authorized by all necessary corporate proceedings, and (iii) do not conflict with or result in any breach of any provision of, or require any consent or approval pursuant to, the charter or bylaws of Phoenix or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

                  (b) This Agreement constitutes the legally binding obligation of Phoenix, enforceable against Phoenix in accordance with the terms and provisions hereof.

                  (c) Phoenix is the legal and beneficial owner of the Shares, has good and marketable title to the Shares, and has full right and authority to sell the Shares hereunder, free and clear of all liens, security interests and other encumbrances, and free and clear of all options, rights or claims of any third party.

                  (d) Phoenix has, based on such financial and other information as Phoenix has deemed appropriate, and based on its own business judgment, made its own independent investment decision to sell the Shares to Xionics on the terms set forth herein. Phoenix has made its decision to enter into this Agreement and to effect the transactions contemplated hereby with as much knowledge and information regarding Xionics and its business and affairs as Phoenix has deemed necessary or desirable.

                  (e)      Other than the representations set forth in Section
3.1 of this Agreement and statements made by Xionics in documents filed in accordance with the Securities Exchange Act of 1934, Phoenix has not relied on any representation or warranty, express or implied, from Xionics in entering into this Agreement.

4. GENERAL. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The representations and warranties of the parties set forth herein shall survive the Closing Date. This Agreement contains the entire understanding of the parties with respect to, and supersedes all prior agreements and understandings relating to, the subject matter hereof. This Agreement shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

         If Phoenix is in agreement with the foregoing, please so signify by signing both originals of this Agreement in the space provided below and return one original to my attention as soon as possible, retaining the other for your records.


Sincerely,

XIONICS DOCUMENT TECHNOLOGIES, INC.


/s/ Robert L. Lentz
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Robert L. Lentz
Senior Vice President, Finance
and Administration and
Chief Financial Officer


AGREED TO AND ACCEPTED:
Phoenix Technologies Limited


By: /s/ William E Meyer                                   Date: June 15, 1999
    ---------------------------
    Title: Vice President/Chief
           Financial Officer